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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 30, 2005, relating to the financial statements and financial statement schedules of Payless ShoeSource, Inc. and subsidiaries, and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Payless ShoeSource, Inc. and subsidiaries for the year ended January 29, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Kansas City, Missouri
July 18, 2005